UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report: July 29, 2014
(Date of Earliest Event Reported)

HARMONIC INC.
(Exact name of registrant as specified in its charter)

Delaware	000-25826	77-0201147
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)
4300 North First Street
San Jose, CA 95134
(408) 542-2500
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 Submission of Matters to a Vote of Security Holders.
The Company held its 2014 Annual Meeting of Stockholders (the “2014 Annual Meeting”) at 2:00 p.m. PDT on Tuesday, July 29, 2014, at the Company’s corporate headquarters located at 4300 North First Street, San Jose, CA 95134. As of May 30, 2014, the record date for the 2014 Annual Meeting, there were 93,325,266 shares of common stock issued and outstanding. A quorum of 86,414,136 shares of common stock was present or represented at the 2014 Annual Meeting. All matters submitted to a vote of the Company’s stockholders at the 2014 Annual Meeting were approved. Those matters were as follows:

1.	Stockholders elected seven (7) directors to serve until the earlier of the 2015 Annual Meeting of Stockholders or until their successors are elected and duly qualified.

NAME	FOR	WITHHELD	BROKER NO VOTE
Patrick J. Harshman	69,385,645	742,830	16,285,661
Patrick Gallagher	69,401,689	726,786	16,285,661
Harold Covert	69,492,633	635,842	16,285,661
E. Floyd Kvamme	68,976,644	1,151,831	16,285,661
Mitzi Reaugh	69,496,724	631,751	16,285,661
William F. Reddersen	69,073,726	1,054,749	16,285,661
Susan G. Swenson	69,195,712	932,763	16,285,661

2.	Stockholders approved, on an advisory basis, the compensation of the named executive officers.

FOR	AGAINST	ABSTAIN	BROKER NO VOTE
67,149,304	2,788,809	190,362	16,285,661

3.	Stockholders approved an amendment to the Company’s 2002 Employee Stock Purchase Plan to increase the number of shares of common stock reserved for issuance thereunder by 1,000,000 shares.

FOR	AGAINST	ABSTAIN	BROKER NO VOTE
68,839,304	1,236,827	52,344	16,285,661

4.	Stockholders approved an amendment to the Company’s 2002 Director Stock Plan to increase the number of shares of common stock reserved for issuance thereunder by 350,000 shares.

FOR	AGAINST	ABSTAIN	BROKER NO VOTE
63,343,099	6,691,527	93,849	16,285,661

5.	Stockholders ratified the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2014.

FOR	AGAINST	ABSTAIN
85,338,971	953,592	121,573

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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
HARMONIC INC.

Date:	July 31, 2014
By:	/s/ Timothy C. Chu
Timothy C. Chu
VP, General Counsel and Secretary

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